As filed with the Securities and Exchange Commission on June 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Foresight Autonomous Holdings Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Golda Meir, Ness Ziona, 7414001 Israel

(Address of Principal Executive Offices)

Foresight Autonomous Holdings Ltd. 2016 Equity Incentive Plan

(Full title of the plan)

Sullivan & Worcester LLP

1633 Broadway, New York, NY 10019

212-660-5000

(Name, address and telephone number of agent for service)

COPIES TO:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-3000	Eitan Shmueli, Adv. Gregory Irgo, Adv. Lipa Meir & Co 2 Weitzman St Tel Aviv 6423902, Israel (972) 3-607-0690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (1)	22,391,785	(3)	$0.26	(4)	$5,821,864.10	$755.68
Total	22,391,785		N/A		$5,821,864.10	$755.68

(1)	American Depository Shares, or ADSs, evidenced by American Depository Receipts, or ADRs, issuable upon deposit of Ordinary Shares, no par value per share, of Foresight Autonomous Holdings Ltd., or the Registrant, are registered on a separate Registration Statement on Form F-6 (File No. 333-217881). Each ADS represents five (5) Ordinary Shares.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Represents Ordinary Shares reserved for issuance upon the exercise of options that may be granted under the plan to which this Registration Statement relates.

(4)	The fee is based on the number of Ordinary Shares which may be issued under the plan to which this Registration Statement relates and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an ADS as reported on the Nasdaq Capital Market on June 19, 2020.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 22,391,785 additional Ordinary Shares of Foresight Autonomous Holdings Ltd., or the Registrant or the Company, to be reserved for issuance under the Foresight Autonomous Holdings Ltd. 2016 Equity Incentive Plan, or the Plan, which are in addition to the 19,531,288 Ordinary Shares under the Plan registered on the Company’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on February 15, 2019 (Commission File No. 333-229716), or the Prior Registration Statement.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The increase in the number of Ordinary Shares authorized for issuance under the Plan was approved by the board of directors of the Company on May 27, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020;

(b)	The financial results (other than non-GAAP financial results) included in the Registrant’s Reports on Form 6-K furnished to the Commission on May 22, 2020; and

(c)	The Registrant’s Reports on Form 6-K furnished to the Commission on April 1, 2020 (with respect to the first two, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 6, 2020 (with respect to the first paragraph, the first two sentences of the second paragraph, the third through the sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 16, 2020, April 23, 2020 (with respect to the first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), April 27, 2020, April 30, 2020, May 7, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), May 18, 2020, May 20, 2020, June 8, 2020 (with respect to first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K), June 11, 2020 (“first Form 6-K submitted on such date”), June 11, 2020 (“second Form 6-K submitted on such date”), June 22, 2020 and June 24, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); and

(d)	The description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 20-F filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on June 1, 2017 (File No. 001-38094), as amended by Exhibit 2.D to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Articles of Association of Foresight Autonomous Holdings Ltd. (unofficial English translation from Hebrew original), filed as part of Exhibit 99.1.1 to Form 6-K filed on August 16, 2019, and incorporated herein by reference.

5.1	Opinion of Lipa Meir & Co.

23.1	Consent of Brightman Almagor Zohar & Co. Certified Public Accountants A Firm in the Deloitte Global Network.

23.2	Consent of Lipa Meir & Co (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page)

99.1	Foresight Autonomous Holdings Ltd. 2016 Equity Incentive Plan (unofficial English translation from Hebrew original), filed as Exhibit 4.6 to Form 20-F (File No. 001-38094) filed on May 11, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel, on June 26, 2020.

FORESIGHT AUTONOMOUS HOLDINGS LTD.

By:	/s/ Haim Siboni
Name: Haim Siboni
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Foresight Autonomous Holdings Ltd., hereby severally constitute and appoint Haim Siboni and Eli Yoresh, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haim Siboni	Chief Executive Officer and Director	June 26, 2020
Haim Siboni	(principal executive officer)

/s/ Eli Yoresh	Chief Financial Officer	June 26, 2020
Eli Yoresh	(principal financial officer and principal accounting officer)

/s/ Michael Gally	Chairman of the Board	June 26, 2020
Michael Gally

/s/ Ehud Aharoni	Director	June 26, 2020
Ehud Aharoni

/s/ Daniel Avidan	Director	June 26, 2020
Daniel Avidan

/s/ Shaul Gilad	Director	June 26, 2020
Shaul Gilad

/s/ Zeev Levenberg	Director	June 26, 2020
Zeev Levenberg

/s/ Vered Raz-Avayo	Director	June 26, 2020
Vered Raz-Avayo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Sullivan & Worcester LLP, the duly authorized representative in the United States of Foresight Autonomous Holdings Ltd., has signed this Registration Statement on Form S-8 on June 26, 2020.

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

II-4